================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 10, 1998
                                                        -----------------


                              UNITED RENTALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                   ----------------------------------------


           Delaware                 1-13663                 06-1493538
 -----------------------------------------------------------------------------
 (State or Other Jurisdiction  (Commission file Number)    (IRS Employer
       of  Incorporation)                                  Identification No.)


  Four Greenwich Office Park, Greenwich, Connecticut           06830
--------------------------------------------------------------------------------
        (Address of Principal Executive Offices)             (Zip Code)


       Registrant's telephone number, including area code (203) 622-3131
                                                          --------------

================================================================================

Item 2.  Acquisition or Disposition of Assets
         ------------------------------------

     On July 10, 1998, United Rentals, Inc. (the "Company") acquired the equipment rental businesses of the following three affiliated companies (collectively, "Equipment Supply"): (i) Equipment Supply Company, Inc., (ii) High Reach Company, Inc. and (iii) Rylan, Inc. This acquisition was effected by the Company acquiring all of the outstanding stock of each of High Reach Company, Inc. and Rylan, Inc. and substantially all of the assets of Equipment Supply Company, Inc. Equipment Supply is an equipment rental company and operates 21 rental locations in twelve states: Alabama (1), Delaware (1), Georgia, (1), Indiana (2), Kentucky (2), Maryland (3), Michigan (1), New Jersey
(2), North Carolina (2), Ohio (1) Pennsylvania (4) and Virginia (1). Equipment Supply leases the land and buildings comprising its rental locations.

     The aggregate consideration paid by the Company in respect of the acquisition described above was $133.7 million and consisted of approximately $127.5 million of cash and 179,018 shares of the Company's Common Stock. The consideration for the acquisition was determined through arms-length negotiations between the Company and the former owners of the business acquired. The Company funded the cash portion of the consideration from the proceeds of a $250 million term loan from a group of financial institutions that the Company received in July 1998.

Item 7.   Financial Statement and Pro Forma Financial Information
          -------------------------------------------------------

(a) Financial Statements of Businesses Acquired

The following financial statements are included herein:

I.  Combined Financial Statements of Equipment Supply Co., Inc. and Affiliates

     Report of Independent Certified Public Accountants
     Combined Balance Sheets--December 31, 1996 and 1997 and March 31, 1998
          (unaudited)
     Combined Statements of Income for the Years Ended December 31,
          1995, 1996 and 1997 and for the Three Months Ended March 31, 1997 and 1998 (unaudited)
     Combined Statements of Stockholders' Equity for the Years Ended December
          31, 1995 1996, and 1997 and for the Three Months Ended March 31, 1998 (unaudited)
     Combined Statements of Cash Flows for the Years Ended December 31, 1995,
          1996 and 1997 and for the Three Months Ended March 31, 1997 and 1998 (unaudited)
     Notes to Combined Financial Statements

(b) Pro Forma Financial Information

The following pro forma financial information is included herein:

I. Pro Forma Consolidated Financial Statements of United Rentals, Inc. Introduction
     Pro Forma Consolidated Statements of Operations for the Year Ended December
          31, 1997, and the Three Months Ended March  31, 1998

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 21st day of July, 1998.


                                 UNITED RENTALS, INC.



                                 By:     Michael J. Nolan
                                     -------------------------------
                                     Name:  Michael J. Nolan
                                     Title:  Chief Financial Officer

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Equipment Supply Co., Inc. and Affiliates
Burlington, New Jersey

  We have audited the accompanying combined balance sheets of Equipment Supply Co., Inc. and Affiliates (see Note 1) as of December 31, 1997 and 1996, and the related combined statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Equipment Supply Co., Inc. and Affiliates as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          BDO Seidman, LLP

Philadelphia, Pennsylvania
June 19, 1998,
 except for Notes 9 and 15 which
 are as of July 10, 1998

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

                            COMBINED BALANCE SHEETS

                                               DECEMBER 31,
                                         -------------------------  MARCH 31,
                                             1997         1996         1998
                                         ------------ ------------ ------------
                                                                   (UNAUDITED)
ASSETS
Cash and cash equivalents............... $  1,038,086 $  4,015,527 $  2,253,311
Marketable securities...................          --     1,103,354          --
Accounts receivable, net of allowance
 for
 possible losses of $2,241,339,
 $1,202,790
 and $2,241,339.........................   16,087,730   14,592,845   14,599,776
Inventories.............................    3,234,402    3,249,010    3,283,658
Prepaid expenses and other assets.......    2,365,177      389,234    1,474,539
Due from stockholder....................    4,310,190    1,637,628    4,941,130
Rental equipment, net...................  122,154,888  127,343,198  117,008,554
Property and equipment, net.............    6,548,778    5,401,275    5,544,829
Goodwill and other intangible assets,
 net....................................    3,887,945    4,436,997    3,832,040
                                         ------------ ------------ ------------
    Total assets........................ $159,627,196 $162,169,068 $152,937,837
                                         ============ ============ ============
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Debt.................................. $ 94,870,512 $107,460,779 $ 91,322,072
  Capital lease obligations.............    8,841,236   11,923,889    8,271,490
  Accounts payable......................    4,909,578    4,116,967    3,476,534
  Income taxes payable..................    1,209,251    1,393,548    1,442,884
  Deferred income taxes.................    3,884,669    3,996,763      939,847
  Deferred leasing costs................    4,379,594          --     5,128,033
  Deferred rental income................    2,404,500    2,016,607    1,929,760
  Other liabilities.....................    1,599,427    2,335,963    2,534,049
                                         ------------ ------------ ------------
    Total liabilities...................  122,098,767  133,244,516  115,044,669
                                         ------------ ------------ ------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
  Common stock, no par value
   Authorized 2,500 shares;
   Issued and outstanding 581 shares....        1,500        1,500        1,500
  Additional paid-in capital............      363,808      326,294      363,808
  Retained earnings.....................   37,163,121   28,596,758   37,527,860
                                         ------------ ------------ ------------
    Total stockholders' equity..........   37,528,429   28,924,552   37,893,168
                                         ------------ ------------ ------------
    Total liabilities and stockholders'
     equity............................. $159,627,196 $162,169,068 $152,937,837
                                         ============ ============ ============

            See accompanying notes to combined financial statements.

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

                         COMBINED STATEMENTS OF INCOME

                                                                   THREE MONTHS ENDED
                                YEAR ENDED DECEMBER 31,                 MARCH 31,
                          -------------------------------------  ------------------------
                             1997         1996         1995         1998         1997
                          -----------  -----------  -----------  -----------  -----------
                                                                       (UNAUDITED)
REVENUES
  Equipment rentals.....  $78,141,502  $65,226,201  $40,905,725  $17,169,129  $17,769,357
  Sales of rental
   equipment............    8,102,210   11,935,375    7,968,205    1,442,049    1,566,460
  Sales of new
   equipment,
   merchandise and other
   revenues.............    8,314,451   10,129,016    5,246,285    2,335,386    2,025,947
                          -----------  -----------  -----------  -----------  -----------
    TOTAL REVENUES......   94,558,163   87,290,592   54,120,215   20,946,564   21,361,764
                          -----------  -----------  -----------  -----------  -----------
COST OF REVENUES
  Cost of equipment
   rentals, excluding
   depreciation.........   23,509,529   19,225,581   14,222,651    6,170,748    4,554,823
  Depreciation of rental
   equipment............   20,397,030   15,383,114    7,844,434    5,356,340    5,261,674
  Cost of rental
   equipment sold.......    5,049,876    9,834,128    3,291,409      638,780    1,417,600
  Cost of new equipment
   and merchandise......    6,312,172    6,263,969    2,250,037    2,141,918    1,163,879
                          -----------  -----------  -----------  -----------  -----------
    TOTAL COST OF
     REVENUES...........   55,268,607   50,706,792   27,608,531   14,307,786   12,397,976
                          -----------  -----------  -----------  -----------  -----------
GROSS PROFIT............   39,289,556   36,583,800   26,511,684    6,638,778    8,963,788
                          -----------  -----------  -----------  -----------  -----------
OPERATING EXPENSES
  General and
   administrative
   expenses.............   17,874,879   15,195,802   10,852,925    5,589,848    4,165,441
  Nonrental depreciation
   and amortization.....      878,342      627,534      237,427      137,119      195,314
                          -----------  -----------  -----------  -----------  -----------
    TOTAL OPERATING
     EXPENSES...........   18,753,221   15,823,336   11,090,352    5,726,967    4,360,755
                          -----------  -----------  -----------  -----------  -----------
INCOME FROM OPERATIONS..   20,536,335   20,760,464   15,421,332      911,811    4,603,033
INTEREST EXPENSE........  (11,185,934)  (7,508,226)  (3,691,638)  (2,360,419)  (2,846,530)
OTHER INCOME (EXPENSE)..    2,858,438      854,658      (28,356)      21,527      461,618
                          -----------  -----------  -----------  -----------  -----------
INCOME (LOSS) BEFORE
 PROVISION FOR INCOME
 TAXES..................   12,208,839   14,106,896   11,701,338   (1,427,081)   2,218,121
PROVISION FOR INCOME TAX
 EXPENSE (BENEFIT)......    1,242,142    2,073,617    1,517,539   (2,637,684)     205,373
                          -----------  -----------  -----------  -----------  -----------
NET INCOME..............  $10,966,697  $12,033,279  $10,183,799  $ 1,210,603  $ 2,012,748
                          ===========  ===========  ===========  ===========  ===========

            See accompanying notes to combined financial statements.

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                              COMMON STOCK  ADDITIONAL
                              -------------  PAID-IN    RETAINED
                              SHARES AMOUNT  CAPITAL    EARNINGS       TOTAL
                              ------ ------ ---------- -----------  -----------
BALANCE, January 1, 1995....   581   $1,500  $    --   $14,408,232  $14,409,732
Net income..................   --       --        --    10,183,799   10,183,799
Stockholders' distributions.   --       --        --    (3,861,677)  (3,861,677)
Capital contributions.......   --       --    170,406          --       170,406
                               ---   ------  --------  -----------  -----------
BALANCE, December 31, 1995..   581    1,500   170,406   20,730,354   20,902,260
Net income..................   --       --        --    12,033,279   12,033,279
Stockholders' distributions.   --       --        --    (4,166,875)  (4,166,875)
Capital contributions.......   --       --    155,888          --       155,888
                               ---   ------  --------  -----------  -----------
BALANCE, December 31, 1996..   581    1,500   326,294   28,596,758   28,924,552
Net income..................   --       --        --    10,966,697   10,966,697
Stockholders' distributions.   --       --        --    (2,937,557)  (2,937,557)
Capital contributions.......   --       --     37,514          --        37,514
Adjustment related to
 affiliate with
 different fiscal year......   --       --        --       537,223      537,223
                               ---   ------  --------  -----------  -----------
BALANCE, December 31, 1997..   581    1,500   363,808   37,163,121   37,528,429
Net income (unaudited)......   --       --        --     1,210,603    1,210,603
Stockholders' distributions
 (unaudited)................   --       --        --      (845,864)    (845,864)
                               ---   ------  --------  -----------  -----------
BALANCE, March 31, 1998 (un-
 audited)...................   581   $1,500  $363,808  $37,527,860  $37,893,168
                               ===   ======  ========  ===========  ===========



            See accompanying notes to combined financial statements.

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                       THREE MONTHS ENDED
                                 YEAR ENDED DECEMBER 31,                   MARCH 31,
                          ----------------------------------------  -------------------------
                              1997          1996          1995         1998          1997
                          ------------  ------------  ------------  -----------  ------------
                                                                          (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES
 Net income.............  $ 10,966,697  $ 12,033,279  $ 10,183,799  $ 1,210,603  $  2,012,748
 Adjustments to
  reconcile net income
  to net cash
  flows provided by
  operating activities
   Depreciation and
    amortization........    21,275,372    16,010,648     8,081,861    5,493,459     5,456,988
   Provision for bad
    debts...............     1,038,549       374,056       828,734          --            --
   Gain on sale of
    equipment...........    (3,052,334)   (2,101,247)   (4,555,863)    (803,269)     (148,859)
   Gain on sale of
    marketable
    securities..........      (390,410)     (126,747)      (37,345)         --       (110,040)
   Deferred income
    taxes...............      (112,094)      743,691       961,861   (2,944,822)     (127,772)
   Adjustment related to
    affiliate with
    different fiscal
    year................       537,223           --            --           --        537,223
 Changes in operating
  assets and
  liabilities:
   (Increase) decrease
    in accounts
    receivable..........    (2,533,434)   (4,603,457)   (4,789,132)   1,487,954     1,749,552
   (Increase) decrease
    in inventories......        14,608      (945,385)     (824,220)     (49,256)      213,198
   (Increase) decrease
    in prepaid expenses
    and other assets....    (1,975,943)      122,694       587,072      890,638      (383,992)
   Increase (decrease)
    in accounts payable.       792,611     1,436,552     1,560,529   (1,433,044)    1,239,217
   Increase (decrease)
    in income taxes
    payable.............      (184,297)    1,076,242       689,302      233,633      (458,137)
   Increase in deferred
    leasing costs.......     4,379,594           --            --       748,439           --
   Increase (decrease)
    in deferred rental
    income..............       387,893       627,699       499,251     (474,740)     (170,403)
   Increase (decrease)
    in other
    liabilities.........      (736,536)      914,657     1,015,997      934,622    (1,019,955)
                          ------------  ------------  ------------  -----------  ------------
NET CASH PROVIDED BY
 OPERATING ACTIVITIES...    30,407,499    25,562,682    14,201,846    5,294,217     8,789,768
                          ------------  ------------  ------------  -----------  ------------
CASH FLOWS FROM
 INVESTING ACTIVITIES
 Purchases of
  equipment.............   (21,445,901)  (73,822,654)  (32,957,168)    (590,746)  (11,204,907)
 Acquisitions of
  affiliated companies..           --    (11,807,987)   (7,829,319)         --            --
 Proceeds from sale of
  equipment.............     8,102,210    11,935,375     7,741,552    2,107,330     1,566,460
 Sales (purchases) of
  marketable
  securities............     1,493,764      (414,665)      397,153          --       (423,442)
                          ------------  ------------  ------------  -----------  ------------
NET CASH (USED IN)
 PROVIDED BY INVESTING
 ACTIVITIES.............   (11,849,927)  (74,109,931)  (32,647,782)   1,516,584   (10,061,889)
                          ------------  ------------  ------------  -----------  ------------
CASH FLOWS FROM
 FINANCING ACTIVITIES
 Proceeds from debt.....  $ 12,869,925  $ 79,950,621  $ 28,777,004  $ 4,148,509  $  9,010,170
 Repayment of capital
  lease obligations.....    (3,341,413)   (4,419,085)   (2,177,919)    (569,746)   (1,055,125)
 Repayment of debt......   (25,460,192)  (18,525,872)   (4,207,118)  (7,696,949)   (6,942,171)
 Payment of loan
  acquisition fees......       (28,728)     (299,978)      (88,493)        (586)      (90,223)
 (Increase) decrease in
  due to/from
  stockholders..........    (2,672,562)   (1,673,052)       35,425     (630,940)   (1,946,412)
 Capital contributions..        37,514       155,887       170,406          --            --
 Stockholders'
  distributions.........    (2,937,557)   (4,166,875)   (3,861,677)    (845,864)     (928,530)
                          ------------  ------------  ------------  -----------  ------------
NET CASH PROVIDED BY
 (USED IN) FINANCING
 ACTIVITIES.............   (21,535,013)   51,021,646    18,647,627   (5,595,576)   (1,952,291)
                          ------------  ------------  ------------  -----------  ------------
NET (DECREASE) INCREASE
 IN CASH AND CASH
 EQUIVALENTS............    (2,977,441)    2,474,397       201,691    1,215,225    (3,224,412)
CASH AND CASH
 EQUIVALENTS, beginning
 of year................  $  4,015,527  $  1,541,130  $  1,339,439  $ 1,038,086  $  4,015,527
                          ------------  ------------  ------------  -----------  ------------
CASH AND CASH
 EQUIVALENTS, end of
 year...................  $  1,038,086  $  4,015,527  $  1,541,130  $ 2,253,311  $    791,115
                          ============  ============  ============  ===========  ============
SUPPLEMENTAL SCHEDULE OF
 NONCASH INVESTING AND
 FINANCIAL ACTIVITIES
 Acquisition of
  equipment in exchange
  for capital lease
  obligations...........  $    260,760  $  7,121,669  $  6,997,926  $       --   $        --
 Goodwill related to
  acquisitions..........  $        --   $        --   $  1,897,761  $       --   $        --
 Assets acquired from
  purchase of
  companies.............  $        --   $ 13,165,000  $  9,524,479  $       --   $        --
 Liabilities assumed
  from purchase of
  companies.............  $        --   $  3,357,013  $  3,151,101  $       --   $        --
                          ============  ============  ============  ===========  ============
OTHER SUPPLEMENTAL
 DISCLOSURES
 Taxes paid.............  $  2,226,828  $    315,814  $    276,960  $    92,314  $    817,831
 Interest paid..........  $ 11,116,164  $  7,250,310  $  3,568,958  $ 2,447,318  $  2,861,016
                          ============  ============  ============  ===========  ============

            See accompanying notes to combined financial statements.

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

                    NOTES TO COMBINED FINANCIAL STATEMENTS
       (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)

1.  ORGANIZATION AND BASIS OF PRESENTATION

  The combined financial statements include the accounts of Equipment Supply Co., Inc. ("Equipment Supply") and its affiliated companies: High Reach Co., Inc. ("High Reach") and Rylan, Inc. ("Rylan") (collectively the "Company") which have common ownership and activities. For financial reporting purposes, Equipment Supply has been treated as the parent company and the purchaser of both High Reach and Rylan during 1995. The 1995 acquisitions of the stock of these companies were made by the stockholders of Equipment Supply.

  The Company rents, sells and services aerial platform equipment throughout the mid-Atlantic region of the United States. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the accompanying balance sheets are presented on an unclassified basis.

   All significant intercompany balances and transactions have been eliminated in combination.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Financial Statements

  The combined balance sheet as of March 31, 1998 and the combined statements of income, stockholders' equity and cash flows for the three months ended March 31, 1998 and 1997 are unaudited and have been prepared on the same basis as the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments necessary to present fairly the information set forth therein, which consists solely of normal recurring adjustments. The results of operations for the interim periods are not necessarily indicative of results for the full year.

CASH EQUIVALENTS

  The Company considers all highly liquid instruments with a maturity of three months or less when purchased to be cash equivalents.

MARKETABLE SECURITIES

  Statement of Financial Accounting Standards No. 115, "Accounting for Certain Debt and Equity Securities" requires investments in debt and equity securities to be classified into one of three categories based on the Company's intent. The Company has classified its investments in marketable securities as available for sale which requires the Company to record these investments at fair market value and record the unrealized gain or loss on the original investment as a separate component of stockholders' equity. Such unrealized gains or losses were not material in any period presented.

INVENTORIES

  Inventories consisting of equipment and parts are stated at the lower of average weighted cost or market.

DEPRECIATION AND AMORTIZATION

  All equipment and property is stated at cost. Depreciation of rental equipment is computed, using an estimated 5% residual value, by the straight-line method at rates adequate to allocate the cost of rental equipment over their estimated useful lives, ranging from five to ten years.

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

       (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)

  Depreciation of property and equipment and amortization of leasehold improvements are computed by the straight-line method at rates adequate to allocate the cost of applicable assets over their estimated useful lives.

  Ordinary maintenance and repair costs are charged to operations as incurred.

DEFERRED FINANCING COSTS

  Deferred financing costs, which are incurred by the Company in connection with debt, are charged to operations over the life of the underlying indebtedness and are included in goodwill and other intangible assets. The net book value of deferred financing costs at December 31, 1997 and 1996 and March 31, 1998 is $369,421, $340,693 and $351,508, respectively.

INCOME TAXES

  The Company adopted in 1995 the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS No. 109 requires a company to recognize deferred income tax liabilities and assets for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Under this method, deferred income tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

  For all periods presented, Equipment Supply has elected, with the consent of its stockholders, to be taxed as an S Corporation for federal and certain state reporting purposes. In lieu of federal and certain state corporation income taxes, the stockholders are taxed on their proportionate share of the Company's taxable income. Provision has been made for state income taxes for those states not recognizing S Corporation status.

  During 1998, Rylan elected, with the consent of its stockholders, to be taxed as an S Corporation for federal and state income tax reporting purposes. Consequently, all applicable federal and state deferred income taxes have been reversed during the three months ended March 31, 1998. As a result, the effect on the 1998 combined statement of income was to increase net income by approximately $2.8 million.

  During 1997, High Reach elected, with the consent of its stockholders, to be taxed as an S Corporation for federal and state income tax reporting purposes. Provision has been made for state income taxes for those states not recognizing S Corporation status. A provision for federal and state income taxes has been recorded for all periods through September 30, 1997. As of October 1, 1997, all applicable federal and state deferred income taxes approximating $81,000 have been reversed in accordance with SFAS 109 and have been recorded in the statement of income.

ACQUISITIONS

 High Reach

  On April 1, 1995, the stockholders of Equipment Supply purchased all of the capital stock of High Reach for an aggregate purchase price of approximately $3.1 million, of which approximately $2.5 million was paid in cash with the balance in the form of a note maturing no later than March 31, 1997, bearing interest at 7% per annum.

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

       (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)

  The High Reach acquisition was accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair values. In accordance with SFAS 109, the Company recorded an additional increase to goodwill of approximately $737,000 and a corresponding increase to a deferred income tax liability, representing the difference between the financial and tax bases of certain assets acquired. The goodwill is being amortized over fifteen years on a straight-line basis.

  The results of operations of High Reach have been included in the Company's combined financials since the effective date of the acquisition. The stockholders borrowed approximately $2.5 million from the Company and such amounts have been recorded as part of the purchase price. Additionally, other amounts paid by the stockholders in connection with the acquisition have been treated as additional capital contributions and as part of the purchase price.

  During 1995 and 1996, High Reach was combined using its fiscal year end of September 30. In 1997, the Company reported the results of operations for High Reach on a calendar year basis. Net income for High Reach's three month period ended December 31, 1996 has been reflected as an adjustment to stockholders' equity. No unusual trends or transactions were noted in this three month period.

 Rylan

  On April 27, 1995, the stockholders of Equipment Supply purchased all of the capital stock of Rylan for an aggregate cash purchase price of $4.8 million.

  The Rylan acquisition was accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair values. In accordance with SFAS 109, the Company recorded an additional increase to goodwill of approximately $1.2 million and a corresponding increase to a deferred income tax liability, representing the difference between the financial and tax bases of certain assets acquired.

  The results of operations of Rylan have been included in the Company's combined financial statement since the effective date of the acquisition. Total goodwill arising from the acquisition, in the amount of approximately $1.9 million, is being amortized over fifteen years on a straight-line basis.

  The stockholders financed the Rylan acquisition in the amount of $4.8 million by obtaining a term loan from a financial institution. Such debt has been recorded on the Company's financial statements, as the Company has been making the required principal and interest payments on behalf of the stockholders and have guaranteed this debt (see Note 9).

 Freestate

  Effective May 1, 1996, Rylan acquired substantially all of the assets and assumed certain liabilities of Freestate Industries, Inc. for approximately $11.8 million in cash. Such amount included payments specified for covenants not to compete for three key employees. The acquisition was accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair values. Total goodwill and other intangible assets, amounting to approximately $2,000,000, are being amortized over a period ranging from five to fifteen years on a straight-line basis. The results of operations of Freestate have been included in the Company's combined financial statements since the effective date of the acquisition.

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

       (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)

  The Company borrowed approximately $10.8 million to finance a portion of the purchase price (see Note 9).

REVENUE RECOGNITION

  The Company rents equipment to its customers under agreements not exceeding one month, consequently the rental agreements are classified as operating leases.

  Revenues from rental leases are recognized over the term of the respective agreements. Revenues from product sales are recognized when the product is shipped. Revenue from equipment repairs is recognized at the time of service. Revenues from maintenance contracts are recognized over the term of the respective contracts as service is provided.

  Amounts billed in advance are recorded as prebilled rentals which is classified as deferred rental income on the combined balance sheet.

DEFERRED LEASING COSTS

  The Company receives volume rebates for leasing and purchasing certain equipment. The rebates related to operating leases are recognized as a reduction in lease expense over the terms of the respective leases, generally five years. Rebates related to purchased equipment are treated as a reduction in the cost of equipment. The Company amortizes the costs of its leases on a straight-line basis over the respective lease terms.

USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

LONG-LIVED ASSETS

  The Company follows the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. The Company reviews the carrying values of its long-lived and identifiable intangible assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable based on undiscounted estimated future operating cash flows. As of December 31, 1997, the Company has determined that no impairment has occurred.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

  In June 1997, the Financial Accounting Standards Board issued two new disclosure standards which are effective for financial statements for periods beginning after December 15, 1997.

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

       (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)

  Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

  SFAS No. 131, "Disclosure about Segments of a Business Enterprise and Related Information," which supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise," establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

  The Company believes that its operations compose a single segment and there are no components of comprehensive income.

3. FINANCIAL INVESTMENTS AND CONCENTRATIONS OF CREDIT RISK

  Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of periodic temporary investments of excess cash and trade receivables. The Company places its temporary excess cash investments in high quality short-term money market instruments and the carrying value approximates market value. A significant portion of the Company's rental sales and equipment sales are to customers in the construction industry and, as such, the Company is directly affected by the well-being of that industry. However, the credit risk associated with trade receivables is minimal due to the Company's large customer base, geographical dispersion and ongoing control procedures which monitor the credit worthiness of its customers.

4. DUE FROM STOCKHOLDERS

  From time to time, the Company makes advances to its stockholders. Generally, there are no formal repayment terms and the amounts are noninterest-bearing.

5. RENTAL EQUIPMENT

  Rental equipment consists of the following:

                                                DECEMBER 31,
                                          -------------------------  MARCH 31,
                                              1997         1996         1998
                                          ------------ ------------ ------------
     Rental equipment.................... $168,047,372 $156,891,144 $165,411,311
     Less accumulated depreciation.......   45,892,484   29,547,946   48,402,757
                                          ------------ ------------ ------------
                                          $122,154,888 $127,343,198 $117,008,554
                                          ============ ============ ============

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

       (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)

  Depreciation expense amounted to $18,948,184, $14,385,916, $7,332,808,
$4,947,931 and $4,982,873 for the years ended December 31, 1997, 1996 and 1995 and the three months ended March 31, 1998 and 1997, respectively.

6. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                       DECEMBER 31,
                                  ----------------------  MARCH 31,
                                     1997        1996       1998        LIVES
                                  ----------- ---------- ----------- -----------
Shop equipment..................  $   834,355 $  760,669 $   517,651   5-7 years
Transportation equipment........    9,134,757  6,887,232   8,065,840     5 years
Furniture and fixtures..........    1,288,479    962,474   1,020,384    5-7 year
Building and lease hold improve-
 ments..........................      635,895    590,132     635,895 15-39 years
                                  ----------- ---------- -----------
  Total.........................   11,893,486  9,200,507  10,239,770
Less accumulated depreciation
 and amortization...............    5,344,708  3,799,232   4,694,941
                                  ----------- ---------- -----------
                                  $ 6,548,778 $5,401,275 $ 5,544,829
                                  =========== ========== ===========

  Depreciation and amortization amounted to $1,749,408, $1,180,285, $625,324, $489,037 and $330,505 for the years ended December 31, 1997, 1996 and 1995 and the three months ended March 31, 1998 and 1997, respectively.

7. CAPITAL LEASE OBLIGATIONS

  Capitalized leased assets include machinery and transportation equipment. Interest on the respective capital lease obligations range from 7.3% to 11.4% at December 31, 1997 and 1996 and March 31, 1998.

  Capital lease obligations, all of which are collateralized by the leased equipment, consist of the following:

                                                   DECEMBER 31,
                                              ---------------------- MARCH 31,
                                                 1997       1996        1998
                                              ---------- ----------- ----------
Various equipment capital lease obligations,
 lease terms of 60 months with monthly lease
 payments of $512 to $52,463 ending April
 1999 to June 2001..........................  $6,451,715  $8,807,391 $6,100,436
Various vehicle capital lease obligations,
 lease terms of 60 months with monthly lease
 payments of $590 to $10,751 ending August
 1998 to April 2002.........................   2,204,559   2,826,490  2,016,170
Various vehicle capital lease obligations
 lease terms of 48 months with monthly lease
 payments of $578 to $4,049 ending January
 1999 to June 2000..........................     184,962     290,008    154,884
                                              ---------- ----------- ----------
                                              $8,841,236 $11,923,889 $8,271,490
                                              ========== =========== ==========

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

       (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)

  The future minimum lease payments under capital leases, together with the present value of the net minimum lease payments as of December 31, 1997 is as follows:

         YEAR
        ENDING
       DECEMBER
         31,                                                           AMOUNT
       --------                                                      -----------
       1998........................................................  $ 3,628,913
       1999........................................................    3,416,347
       2000........................................................    2,478,665
       2001........................................................      845,860
       2002........................................................        9,965
                                                                     -----------
      Total minimum lease payments.................................   10,379,750
      Less amount representing interest............................    1,538,514
                                                                     -----------
      Capital lease obligations....................................  $ 8,841,236
                                                                     ===========

  The net book value of equipment under capital leases at December 31, 1997 and 1996 and March 31, 1998 amounted to $11,165,421, $13,800,349 and
$10,719,521, respectively.

8. NOTES PAYABLE, BANK

  At March 31, 1998 and December 31, 1997, the Company had a line of credit with a bank for $1,500,000. Borrowings under the lines bear interest at a rate of 1/2% above the bank's prime rate (9%, at December 31, 1997 and March 31, 1998) and are secured by certain Company assets. At December 31, 1997 and March 31, 1998, $-0- and $1,128,250 was outstanding under this line, respectively.

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)

9. DEBT

  Debt consists of the following:

                                                 DECEMBER 31,
                                           ------------------------  MARCH 31,
                                              1997         1996        1997
                                           ----------- ------------ -----------
Notes payable to banks and finance compa-
nies with fixed interest rates ranging
from prime plus .5% to prime plus 2% (9%
and 10.5% at December 31, 1997) due in
monthly installments ranging from $546 to
$211,242 ending in September 1999 to De-
cember 2001 including interest. Collater-
alized either by a specific security in-
terest in equipment, a general lien on
equipment or by all assets owned or here-
after acquired by the Company............  $51,164,326 $ 64,098,599 $50,343,550
Term note payable to a finance company
with interest of 9.93% due in monthly in-
stallments of $221,314, including inter-
est, through April 2002. Collateralized
by a specific security interest in equip-
ment and guaranteed by the President of
the Company. (During 1998, the balance of
the loan was converted to and is included
in the note payable to a finance company
noted below.)............................    9,310,102          --          --
Note payable, bank, in connection with
Rylan acquisition, due in monthly in-
stallments of $99,519, including interest
at 9.25%: collateralized by certain as-
sets of Rylan and guaranteed by the
stockholders and the Company; final pay-
ment due July 2000.......................      391,362    2,041,928         --
Note payable, sellers in connection with
the High Reach acquisition, due in
monthly installments of $10,213 plus in-
terest at 7% with final payment of
$377,844 made during March 1997..........          --       408,523         --
Note payable, bank (see Note 8)..........          --           --    1,128,250
Note payable to a finance company with an
interest rate of LIBOR plus 3.25% (9.41%
at December 31, 1997) due in varying
monthly installments. Collateralized by a
specific security interest in equipment
and guaranteed by the President of the
Company..................................   34,004,722   40,911,729  39,850,272
                                           ----------- ------------ -----------
                                           $94,870,512 $107,460,779 $91,322,072
                                           =========== ============ ===========

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

       (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)

  At December 31, 1997, the aggregate maturities of debt are as follows:

     YEARS ENDING
     DECEMBER 31,                                                      AMOUNT
     ------------                                                   ------------
     1998.......................................................... $ 26,007,808
     1999..........................................................   25,586,393
     2000..........................................................   23,492,367
     2001..........................................................   18,116,590
     2002..........................................................    1,208,650
     Thereafter....................................................      458,704
                                                                    ------------
                                                                    $ 94,870,512
                                                                    ============

  Certain agreements require the Company to maintain specified minimum net worth and working capital and certain financial ratios. At December 31, 1997, the Company was in violation of certain covenants, including obtaining a specified level of minimum tangible net worth and a debt service coverage ratio.

  From the proceeds of the sale, more fully described in Note 15, the Company repaid substantially all of its debt.

10. INCOME TAXES

  Deferred income taxes reflect the net tax effect of differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

  Deferred income taxes relate primarily to depreciation and amortization, differences in the accounting treatment of capital leases and bases of certain assets of acquired businesses.

   The components of income tax expense are summarized as follows:

                             YEAR ENDED DECEMBER 31,            MARCH 31,
                         --------------------------------- ---------------------
                            1997        1996       1995       1998        1997
                         ----------  ---------- ---------- -----------  --------
CURRENT INCOME TAXES
  Federal............... $  482,568  $  928,915 $  277,900 $       --   $232,612
  State.................    871,648     401,011    277,778     307,138   100,532
                         ----------  ---------- ---------- -----------  --------
    TOTAL CURRENT INCOME
     TAX EXPENSE........  1,354,216   1,329,926    555,678     307,138   333,144
                         ----------  ---------- ---------- -----------  --------
DEFERRED INCOME TAXES
 (BENEFIT)
  Federal...............    393,018     133,507    452,061         --    311,611
  State.................   (424,092)    610,184    509,800     (20,000) (439,382)
  Reversal of deferred
   income taxes relating
   to sub S elections...    (81,000)        --        --    (2,924,822)      --
                         ----------  ---------- ---------- -----------  --------
    TOTAL DEFERRED
     INCOME TAX EXPENSE
     (BENEFIT)..........   (112,074)    743,691    961,861  (2,944,822) (127,771)
                         ----------  ---------- ---------- -----------  --------
    TOTAL INCOME TAX
     EXPENSE (BENEFIT).. $1,242,142  $2,073,617 $1,517,539 $(2,637,684) $205,373
                         ==========  ========== ========== ===========  ========

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

       (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)
  Differences which give rise to a significant portion of deferred income taxes are as follows:

                                                 DECEMBER 31,        MARCH 31,
                                            ----------------------- -----------
                                               1997        1996        1998
                                            ----------- ----------- -----------
     DEFERRED INCOME TAX (ASSETS)
      LIABILITIES
       Depreciation and amortization....... $ 2,256,399 $ 2,393,302 $ 1,072,381
       Reserves and allowances.............   (269,491)   (294,300)   (132,534)
       Difference in basis of certain
        acquired assets....................   1,897,761   1,897,761         --
                                            ----------- ----------- -----------
                                            $ 3,884,669 $ 3,996,763 $   939,847
                                            =========== =========== ===========

  The differences between the income tax provision and the tax that would have resulted from applying federal statutory rates on income before taxes is primarily due to Equipment Supply being taxed as an S Corporation and High Reach being taxed as an S Corporation for the three months ended December 31, 1997.

  The effect of Rylan's conversion to an S Corporation in 1998 was for the Company to recognize a deferred income tax benefit of approximately $2.9 million.

11. RETIREMENT PLANS

  The Company participates in several defined contribution plans covering substantially all nonunion employees. The Plans allow matching contributions based on a percentage of the employees' contributions. The Company contributions for the years ended December 31, 1997, 1996 and 1995 and the three months ended March 31, 1998 and 1997 amounted to $139,572, $96,931, $30,821, $44,951 and $36,023, respectively.

  Additionally, the Company participates in a multi-employer plan that provides defined contributions to the Company's union employees. For collectively bargained, multi-employer pension plans, contributions are made in accordance with negotiated labor contracts and generally are based on the number of hours worked. With the passage of the Multi-Employer Pension Plan Amendments Act of 1980 (the "Act"), the Company may, under certain circumstances, become subject to liabilities in excess of contributions made under collective bargaining agreements. Generally, these liabilities are contingent upon the termination, withdrawal or partial withdrawal from the plans. Company contributions for the years ended December 31, 1997, 1996 and 1995 and the three months ended March 31, 1998 and 1997 amounted to $96,737, $75,930, $62,372, $28,465 and $12,415, respectively.

  On January 1, 1998, the Company terminated its defined contribution plans for Equipment Supply, High Reach and Rylan and established a combined defined contribution plan covering substantially all nonunion employees. The plan allows employees to make voluntary contributions processed through payroll deductions. For the three months ended March 31, 1998, the Company contributed approximately $51,700 to the Plan.

12. COMMITMENTS AND CONTINGENCIES AND RELATED PARTY TRANSACTIONS

  The Company leases various facilities under lease agreements, including those with related parties. Some of these leases require the Company to pay property taxes and other related costs.

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

       (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)

  Future minimum lease payments, by year, and in the aggregate for noncancelable operating leases, including those with related parties, with initial or remaining terms of one year or more are as follows at December 31, 1997:

                                   FACILITIES LEASES
     YEAR ENDED                  (SUBSTANTIALLY WITH   EQUIPMENT TOTAL OPERATING
     DECEMBER 31,                   RELATED PARTIES)      LEASES          LEASES
     ------------                ------------------- ----------- ---------------
     1998.......................     $ 2,120,949     $11,035,372   $13,156,321
     1999.......................       1,938,559      10,001,175    11,939,734
     2000.......................       1,921,804       7,768,161     9,689,965
     2001.......................       1,917,196       6,567,617     8,484,813
     2002.......................       1,912,170       4,870,393     6,782,563
     Thereafter.................         876,000             --        876,000
                                     -----------     -----------   -----------
                                     $10,686,678     $40,242,718   $50,929,396
                                     -----------     -----------   -----------


  Rent expense under noncancelable operating leases for the years ended December 31, 1997, 1996 and 1995 and the three months ended March 31, 1998 and 1997 amounted to $10,210,657, $6,674,413, $1,179,277, $3,647,863 and
$3,073,931, respectively.

  The following related party transactions including rent expense is summarized as follows:

                                            YEAR ENDED           THREE MONTHS
                                           DECEMBER 31,         ENDED MARCH 31,
                                     ------------------------- -----------------
                                       1997     1996    1995     1998     1997
                                     -------- -------- ------- -------- --------
     Rent expense................... $963,600 $756,000 $18,168 $264,000 $241,500
     Other expense..................   79,190  109,173  58,689   18,060   29,889

  The Company has guaranteed a personal loan of the stockholders, which is included as a liability in the financial statements. The loan proceeds were used to purchase Rylan (see Note 9).

  From time to time, the Company is a defendant in various lawsuits incident to the ordinary course of business. It is not possible to determine with any precision the probable outcome or the amount of liability, if any, under these lawsuits; however, in the opinion of the Company and its counsel, the disposition of these lawsuits will not have a material adverse effect on the Company's financial position, results of operations, or cash flows.

13. FINANCIAL INSTRUMENTS

  The carrying amounts reported in the balance sheet for accounts receivable, accounts payable and other liabilities approximate fair value due to the immediate to short-term maturity of these financial instruments. The fair value of debt approximates cost as interest rates approximate market.

14. SUPPLIER CONCENTRATION

  During 1997, two suppliers accounted for approximately 73% of total purchases and leased equipment costs. During 1996, three suppliers (of which two were the same in 1997) accounted for approximately 84% of total purchases and lease costs. During 1995, three suppliers (of which two were the same in 1996 and 1997) accounted for approximately 68% of total purchases and lease costs.

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

       (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1998 AND 1997 IS UNAUDITED)


  During 1997, volume activities with one vendor generated approximately $2 million in marketing rebates. Such amount has been recorded as other income.

15. SUBSEQUENT EVENT

 Sale of Business Operations

  Subsequent to December 31, 1997, the Company sold its principal business operations, a substantial portion of its net assets and certain stock for approximately $225 million.

  Additionally, the Company anticipates paying approximately $1.5 million in bonuses to certain of its employees.

                              UNITED RENTALS, INC.

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)



The accompanying unaudited pro forma consolidated balance sheet of the Company as of March 31, 1998 gives effect to the acquisition of Power Rental Co., Inc. ("Power") and Equipment Supply Co., and affiliates ("Equipment Supply") completed by the Company subsequent to such date and the financing of each such acquisition, as if all such transactions had occurred on March 31, 1998.

The accompanying unaudited pro forma consolidated statements of operations of the Company for the year ended December 31, 1997, gives effect to the acquisition of Access Rentals, Inc. and affiliates, BNR Equipment Ltd. and affiliates, Mission Valley Rentals, Inc., Power and Equipment Supply (the "Acquired Companies") and the financing thereof, as if all such transactions had occurred at the beginning of the period. The unaudited pro forma consolidated statements of operations of the Company for the three months ended March 31, 1998, gives effect to the acquisition of Access Rentals, Inc. and affiliates, Power and Equipment Supply and the financing thereof, as if all such transactions had occurred at the beginning of the period.

The pro forma consolidated financial statements are based upon certain assumptions and estimates which are subject to change. These statements are not necessarily indicative of the actual results of operations that might have occurred, nor are they necessarily indicative of expected results in the future.

The pro forma consolidated financial statements should be read in conjunction with the Company's historical Consolidated Financial Statements and related Notes.

                              UNITED RENTALS, INC.

                     PRO FORMA CONSOLIDATED BALANCE SHEETS

                                 MARCH 31, 1998

                                  (UNAUDITED)

                                                                EQUIPMENT
                             UNITED           POWER          SUPPLY CO., AND      PRO FORMA             PRO FORMA
                          RENTALS, INC.  RENTAL CO., INC       AFFILIATES        ADJUSTMENTS           CONSOLIDATED
                          -------------  ---------------    ----------------    -------------       -----------------
ASSETS
Cash and cash              $  54,785,007     $     49,538     $  2,253,311     $ (53,087,856)  (a)      $   4,000,000
 equivalents
Accounts receivable, net     31,443,000        6,468,737        14,599,776                                 52,511,513
Inventory                    14,933,813           63,500         3,283,658                                 18,280,971
Rental equipment, net       140,743,703       37,807,396       117,008,554          (665,688)  (b)        294,893,965
Property and equipment,
 net                         11,900,686        8,154,964         5,544,829          (199,793)  (c)         25,400,686

Intangible assets, net      186,314,455                          3,832,040       148,706,132   (d)        338,852,627
Prepaid expenses and
 other assets                10,006,519        1,959,167         6,415,669                                 18,381,355
                           ------------      -----------      ------------      ------------             ------------

TOTAL ASSETS               $450,127,183      $54,503,302      $152,937,837     $  94,752,795             $752,321,117
                           ============      ===========      ============     =============             ============

LIABILITIES AND
 STOCKHOLDERS' EQUITY
Accounts payable           $ 28,149,318      $ 3,565,505      $  3,476,534                               $ 35,191,357
Debt                         26,494,068       34,932,278        99,593,562     $(134,525,840)  (e)        286,948,576
                                                                                 260,454,508   (f)
Accrued expenses and
 other liabilities           10,850,519        6,538,653        11,974,573                                 29,363,745
                           ------------      -----------      ------------      ------------             ------------

TOTAL LIABILITIES            65,493,905       45,036,436       115,044,669       125,928,668              351,503,678
                            ------------      -----------      ------------     -------------             -----------

Stockholders'
Equity
Common stock                    333,137           20,010             1,500           (21,510)  (g)            339,361
                                                                                       6,224   (h)
Additional paid-in
Capital                     381,629,839          522,550           363,808          (886,358)  (g)        397,807,776
                                                                                  16,177,937   (h)
Retained earnings
(deficit)                     2,670,302        8,924,306        37,527,860       (46,452,166)  (g)          2,670,302
                           ------------      -----------      ------------     -------------             ------------

TOTAL STOCKHOLDERS'
 EQUITY                     384,633,278        9,466,866        37,893,168       (31,175,873)             400,817,439
                           ------------      -----------      ------------     -------------             ------------

Total liabilities and
 stockholders' equity      $450,127,183      $54,503,302      $152,937,837       $94,752,795             $752,321,117
                           ============      ===========      ============     =============             ============


                              UNITED RENTALS, INC.

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                  (UNAUDITED)

                           UNITED                  ACCESS       BNR GROUP            MISSION VALLEY      POWER
                       RENTALS, INC.           RENTALS, INC.  OF COMPANIES            RENTALS, INC.  RENTAL CO. INC.
                       --------------          -------------  ------------           --------------  ----------------
REVENUES
Equipment
Rentals                  $ 7,018,564            $42,316,423    $ 9,402,842              $7,852,751       $35,382,557
Sales of equipment
 and merchandise and
 other revenue             3,614,834              9,942,738     14,612,355                 764,920         5,153,898
                        -------------          ------------    -----------             -----------       -----------

Total revenues            10,633,398             52,259,161     24,015,197               8,617,671        40,536,455

Cost of revenues
Cost of equipment
 rentals, excluding
 depreciation              3,203,009             12,415,655      4,662,325               3,436,601        12,677,711
Rental equipment
 depreciation              1,038,947              8,480,016      1,588,710               1,746,340         9,706,225
Cost of sales and
 other operating
 expenses                  2,580,162              8,861,832     10,360,520                 517,661         3,648,399
                       -------------            -----------    -----------              ----------       -----------

Total cost of
 revenues                  6,822,118             29,757,503     16,611,555               5,700,602        26,032,335
                       -------------            -----------     ----------             -----------       -----------


Gross profit               3,811,280             22,501,658      7,403,642               2,917,069        14,504,120
Selling, general and
 administrative
 expenses                  3,311,669             10,439,727      5,402,206               3,062,607        12,146,632
Non-rental
 depreciation and
 amortization                262,102              1,354,639        104,486                  31,695         1,226,484
                       -------------            -----------     ----------             -----------       -----------

Operating income (loss)      237,509             10,707,292      1,896,950                (177,233)        1,131,004
Interest expense             454,072              3,700,559        501,428                 433,972         2,344,269

Other (income)
 expense, net               (270,701)              (809,146)                               (61,269)         (370,604)
                        -------------            -----------    ----------             -----------       -----------

Income (loss) before
provision (benefit) for
income taxes                  54,138              7,815,879      1,395,522                (549,936)         (842,661)


Provision (benefit) for
 income taxes                 20,516              2,744,691        458,302                 (72,801)                0
                       -------------            -----------    -----------              ----------       -----------

Net income (loss)        $    33,622            $ 5,071,188    $   937,220               $(477,135)        $(842,661)
                         ===========            ===========    ===========              ==========       ===========

Basic earnings per             $0.00
 share                         =====
Diluted earnings per           $0.00
 share                         =====


                            EQUIPMENT
                         SUPPLY CO. AND                 PRO FORMA                PRO FORMA
                           AFFILIATES                  ADJUSTMENTS              CONSOLIDATED
                        ---------------                -----------              ------------

REVENUES
Equipment
Rentals
Sales of equipment
 and merchandise and         $78,141,502                                     $180,114,639
 other revenue                16,416,661                                       50,505,406
                             -----------                                     ------------

TOTAL REVENUES                94,558,163                                      230,620,045

Cost of revenues
Cost of equipment
 rentals, excluding
 depreciation                 23,509,529                                       59,904,830
Rental equipment
 depreciation
Cost of sales and             20,397,030             $(7,903,828)(a)           35,053,440
 other operating
 expenses                     11,362,048                                       37,330,622
                             -----------            ------------             ------------

TOTAL COST OF
 REVENUES                     55,268,607              (7,903,828)             132,288,892
                             -----------            ------------             ------------

Gross profit                  39,289,556               7,903,828               98,331,153
Selling, general and
 administrative
 expenses                     17,874,879              (6,591,388)(b)           46,306,551
Non-rental                                              660,219  (c)
 depreciation and
 amortization                    878,342               5,388,647 (d)            9,246,395
                             -----------            ------------             ------------

Operating income              20,536,335               8,446,350               42,778,207
Interest expense              11,185,934             (17,614,634)(e)           25,283,913
Other (income)                                        24,278,313 (f)
 expense, net                 (2,858,438)                                      (4,370,158)
                             -----------            ------------             ------------

Income before
 provision for
 income taxes                 12,208,839               1,782,671               21,864,452

Provision for income
 taxes                         1,242,142               4,571,575 (g)            8,964,425
                             -----------            ------------             ------------
NET INCOME                   $10,966,697            $ (2,788,904)            $ 12,900,027
                             ===========            ============             ============

Basic earnings per                                                                  $0.52
 share                                                                              =====

Diluted earnings per                                                                $0.49
 share                                                                              =====


The accompanying notes are an integral part of these pro forma consolidated financial statements.

                            UNITED RENTALS, INC.

                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                 FOR THE THREE MONTHS ENDED MARCH 31, 1998

                                (UNAUDITED)


                                                                                 EQUIPMENT
                           UNITED          ACCESS            POWER               SUPPLY CO.        PRO FORMA         PRO FORMA
                       RENTALS, INC.   RENTALS, INC.   RENTAL CO., INC.       AND AFFILIATES       ADJUSTMENTS     CONSOLIDATED
                       --------------  --------------  ---------------     -----------------       -----------     ------------

REVENUES
Equipment
Rentals                  $26,779,850      $2,312,580        $ 6,294,665        $17,169,129                         $52,556,224
Sales of equipment
 and merchandise and
 other revenue            12,410,316         841,485          1,555,176          3,777,435                          18,584,412
                          ----------      ----------          ---------         ----------         ----------       ----------
TOTAL REVENUES            39,190,166       3,154,065          7,849,841         20,946,564                          71,140,636

Cost of revenues
Cost of equipment
 rentals, excluding
 depreciation             11,221,504       1,131,353          3,415,560          6,170,748                          21,939,165
Rental equipment
 depreciation              4,583,832         401,688          2,987,280          5,356,340       $(1,924,998)(a)    11,404,142
Cost of sales and
 other operating
 expenses                  9,231,322         741,458            637,889          2,780,698                          13,391,367
                          ----------      ----------          ---------         ----------         ----------       ----------

TOTAL COST OF
REVENUES                  25,036,658       2,274,499          7,040,729         14,307,786        (1,924,998)       46,734,674
                         -----------     -----------          ---------         ----------        -----------       ----------

GROSS PROFIT              14,153,508         879,566            809,112          6,638,778         1,924,998        24,405,962
Selling, general and
administrtive
expenses
Non-rental                 7,806,931         835,763          3,200,016          5,589,848        (1,247,565)(b)    16,184,993
depreciation and
amortization
                           1,086,424          22,892            303,699            137,119         1,064,959 (d)     2,615,093
                          ----------       ---------         ----------         ----------       -----------       -----------

Operating income (loss)    5,260,153          20,911         (2,694,603)           911,811         2,107,604         5,605,876

Interest expense           1,172,718         147,387            631,587          2,360,419        (3,139,393)(e)     6,610,960
Other (income)                                                                                     5,438,242 (f)
expense, net                (380,703)        (52,224)           (94,971)           (21,527)                           (549,425)
                           ---------        ---------         ----------        -----------      -----------       -------------
Income (loss) before
provision (benefit) for
 income taxes              4,468,138         (74,252)        (3,231,219)        (1,427,081)        (191,245)          (455,659)

Provision (benefit) for
 income taxes              1,829,787                                            (2,637,684)         621,077 (g)       (186,820)
                         -----------     -----------        -----------        -----------      -----------        -------------

NET INCOME (LOSS)        $ 2,638,351      $  (74,252)       $(3,231,219)        $ 1,210,603     $  (812,322)       $  (268,839)
                         ===========     ===========        ===========         ===========      ==========         ==========

Basic earnings per
 share                         $0.10                                                                                    $(0.01)
Diluted earnings per           =====                                                                                    ======
 share                         $0.09                                                                                    $(0.01)
                               =====                                                                                    ======

The accompanying notes are an integral part of these pro forma consolidated financial statements.

                              UNITED RENTALS, INC.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
              ----------------------------------------------------

1.   BACKGROUND

     United Rentals, Inc. was formed in September 1997 for the purpose of creating a large geographically diversified equipment rental company in the United States and Canada. The Company rents a broad array of equipment to a diverse customer base that includes construction industry participants, industrial companies, homeowners and other individuals. The Company also engages in related activities such as selling used rental equipment, acting as a distributor for certain new equipment, and selling related merchandise and parts.

2.   HISTORICAL FINANCIAL STATEMENTS

     The historical financial data presented in the pro forma consolidated balance sheet represent the financial position of the Company, Power and Equipment Supply as of March 31, 1998.

     The historical financial data presented for the year ended December 31, 1997 in the pro forma consolidated statements of operations represent the results of operations of (i) the Company for the period from August 14, 1997 (inception) to December 31, 1997 and (ii) each of the Acquired Companies for the year ended December 31, 1997.

     The historical financial data presented in the pro forma consolidated statements of operations for the three months ended March 31, 1998 represent the results of operations of (i) the Company, Power and Equipment Supply for the three months ended March 31, 1998 and (ii) Access Rentals, Inc. and affiliate for the period from January 1, 1998 to January 21, 1998 (date of acquisition). BNR Group of Companies and Mission were acquired effective January 1, 1998. Such data is derived from the respective financial statements of the Company and each of the Acquired Companies.

     The historical financial statements of the BNR Group of Companies are stated in Canadian dollars and prepared in accordance with Canadian
     generally accepted accounting principles.   The historical financial data
     for the BNR Group of Companies presented in these pro forma consolidated financial statements reflect the translation of these statements into US dollars and have been adjusted to conform to US generally accepted accounting principles.

3.   ACQUISITIONS

     The aggregate consideration paid by the Company for Power and Equipment Supply (the "Acquisition Consideration") was $195.2 million and consisted of approximately $179.0 million in cash and 496,063 shares of Common Stock.

     Based upon management's preliminary estimates, it is estimated that the carrying value of the assets and liabilities of Power and Equipment Supply approximates fair value, with the exception of rental equipment and other property and equipment, which required adjustments to reflect fair market value. The following table presents the allocation of purchase prices of Power and Equipment Supply:


                                                                         EQUIPMENT
                                             POWER                    SUPPLY CO., AND
                                        RENTAL CO., INC.                AFFILIATES                      TOTAL
                                        ---------------                 ----------                      -----
Purchase price                            $61,509,001                   $133,691,684              $195,200,685
Net assets acquired                         9,466,866                     37,893,168                47,360,034
Fair value adjustments:
  Rental equipment                          2,164,456                     (2,830,144)                 (665,688)
  Property and
     Equipment                               (154,964)                       (44,829)                 (199,793)
                                        ---------------                ---------------           ---------------
Intangibles recognized                    $50,032,643                   $ 98,673,489              $148,706,132
                                        ===============                ===============           ===============


4.  PRO FORMA ADJUSTMENTS

Balance sheet adjustments:

a. Records the portion of the Acquisition Consideration and debt repayment paid from available cash on hand.

b.  Adjusts the carrying value of rental equipment to fair market value.

c.  Adjusts the carrying value of property and equipment to fair market value.

d. Records the excess of the Acquisition Consideration over the estimated fair value of net assets acquired.

e.  Records the repayment of certain indebtedness of Power and Equipment Supply.

f. Records the portion of the Acquisition Consideration and debt repayment funded by borrowing under the Company's Credit Facility.

g. Records the elimination of the stockholders' equity of Power and Equipment Supply.

h. Records the portion of the Acquisition Consideration paid in the form of Common Stock.

Statement of operations adjustments:

a. Adjusts the depreciation of rental equipment and other property and equipment based upon adjusted carrying values utilizing the following lives (subject to a salvage value ranging from 0 to 10%):

          Rental equipment...............................2-10 years
          Other property and equipment ..................2-15 years

b. Adjusts the compensation to former owners and executives of the Acquired Companies to current levels of compensation.

c. Adjusts the lease expense for real estate utilized by the Acquired Companies to current lease agreements.

d. Records the amortization of the excess of cost over net assets acquired attributable to the acquisitions of the Acquired Companies using an estimated life of 40 years.

e. Eliminates interest expense related to the outstanding indebtedness of the Acquired Companies which was repaid by the Company.

f. Records interest expense relating to the portion of the Acquisition Consideration funded through borrowing under the Company's Credit Facility using a rate per annum of 7%.

g.  Records a provision for income taxes at an estimated rate of 41%.


5.   EARNINGS PER SHARE

     Earnings per share is calculated by dividing the net income by the weighted average outstanding shares during the period. The weighted average outstanding shares during the periods are calculated as follows:

                                                                 December 31, 1997             March 31, 1998
                                                                 -----------------             --------------
Basic:
Shares outstanding                                                     23,899,119              33,313,708
Shares issued for acquisitions                                            866,384                 496,063
                                                                       ----------              ----------
                                                                       24,765,503              33,809,771
                                                                       ==========              ==========

Dilutive:
Shares outstanding                                                     23,899,119              33,313,708
Shares issued for acquisitions                                            866,384                 496,063
Common stock equivalents (based on the initial public                   1,792,942               4,165,446
 offering price of $13.50 per share for 1997)                          ----------              ----------
                                                                       26,558,445              37,975,217
                                                                       ==========              ==========